SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): August 31, 2011

SF Blu Vu, Inc.
 (Exact Name Of Registrant As Specified In Charter)

Nevada	333-149158	26-1212244
(State Or Other Jurisdiction Of Incorporation Or Organization)	(Commission File No.)	(IRS Employee Identification No.)

4695 MacArthur Court, Suite 1430
Newport Beach, CA 92660
(Current Address of Principal Executive Offices)

Phone number: 949-475-9086
(Issuer Telephone Number)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01                      Entry into a Material Definitive Agreement

On June 24, 2011, SF Blu Vu, Inc. (the “Issuer” or “Company”) entered into a Purchase Agreement with LIVEWIRE MC2, LLC, a California limited liability company, (“LVWR”) and the selling members of LVWR (“Selling Members”).  Under the Purchase Agreement, the Selling Members will receive 30,000,000 shares of common stock from the Issuer for 100% of LVWR at the Closing Date.

Item 2.01                      Completion of Acquisition or Disposition of Assets

Concurrent with filing this Current Report on Form 8-K, the Issuer has completed the acquisition of 100% of LIVEWIRE MC2, LLC, a California limited liability company, (“LVWR”).  As a result of the closing under the Purchase Agreement, the Company’s operations are now focused on the energy food and supplement market and the Company believes it can no longer be deemed a “shell company” as such term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.  Accordingly, we are providing the information below that would be included in a Form 10 under the Exchange Act, reflecting the Company’s common stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Purchase Agreement, with such information reflecting the Company and its securities upon consummation of the Purchase Agreement.

In this report, we rely on and refer to information and statistics regarding our industry that we have obtained from a variety of sources. Some of this information is publicly available and has not been specifically prepared for us for use in this report or otherwise. Although we believe that this information is generally reliable, we cannot guarantee, nor have we independently verified, the accuracy and completeness of such third party information.

FORM 10 DISCLOSURES

FORM 10
Item 1 – BUSINESS

History

The Company was formed in Nevada on October 9, 2007 under the name Semper Flowers, Inc.  On May 15, 2009, the Company changed its name to SF Blu Vu, Inc.  Under the Purchase Agreement with LIVEWIRE MC2, LLC, a California limited liability company, (“LVWR”) and the selling members of LVWR (“Selling Members”), the Company plans to change its name to LIVEWIRE ERGOGENICS INC. promptly after the Closing.

LiveWire Energy chews are the flagship product of Livewire MC2, LLC, the Company’s wholly owned subsidiary.  LiveWire Energy chews deliver a proprietary blend of ingredients that offer a similar energy boost as an 8 oz Red Bull (80mg caffeine) or a 2 oz  5-Hour Energy shot (138 mg caffeine), but are about the size of a Starburst candy. The LiveWire Energy chew is not a gum, it dissolves quickly in the mouth delivering its active ingredients including B-Vitamins, caffeine, and other energy boosters. LiveWire Energy chews come in seven different flavors including Citrus Mango (90 mg caffeine), Pomaberry  (90 mg caffeine), Chocolate (100 mg caffeine), Mint Chocolate (120 mg caffeine), Sour Apple (90 mg caffeine), Cinnamon Fire (90 mg caffeine), and Coffee  (100 mg caffeine).

The LiveWire Energy chew is ideal for anyone who wants an energy boost within reach anytime, anywhere. Its convenience and portability are perfect for consumers with an action packed lifestyle, and its taste and affordability will help it tap into an estimated 19.7 billion dollar industry by 2013, a 160% increase from 2008 (Datamonitor 2008a).  The company currently estimates it sells its products in over 3000 retailers nationwide including Casey’s General Stores, Tedeschi Food Shops, Moto Mart, and various independent retailers.

Distribution is currently focused in the Midwest and East with planned expansion into the West through strategic relationships with Southwest and West Coast distribution companies. We will be locating new distributors through various tradeshows and trade consultants.

LiveWire MC2, LLC was established in 2008 to market and monetize several innovations in supplemental nutritional delivery systems. LiveWire is focused on consumer convenience and portability in the delivery of the nutritional supplements that consumers already demand. The LiveWire Energy chew is an example of meeting a consumer demand for an energy boost while offering a low sugar, convenient “grab & go” alternative to a beverage in the form of a small soft chew.

In addition to the huge energy supplement category, the company has also identified several additional unique and proprietary nutritional supplement formulas it intends to bring to market.

How we do what we do:

Development of the proprietary formula is accomplished by monitoring consumer input and reaction to new products and flavors. The company is consumer driven and continually strives to keep products relevant, fresh and consistent with the positioning of LiveWire.
LiveWire will use whatever means necessary to track, monitor and optimize our product line, company positioning and remain engaged with our target audience in order to provide a positive and meaningful relationship. In doing so, we engage in actionable primary research among our constituencies that will include but not limited to:

• Focus Groups
• Attitude, awareness and usage
• Tracking Studies
• Sales channel trends
• Athlete network

In the course of producing the energy chew product, the company follows a process flow that includes the following steps the ensure quality control measures:

1) Acquire raw materials
2) Deliver raw materials to the contract manufacturer
3) Supervise production of chew batches maintaining quality checks
4) Upon approval, the contract manufacturer cut-wraps chews
5) Bulk chews are quality checked and delivered to our packing facility
6) Orders are processed and packaged as needed
7) Orders are shipped based on scheduling requirements

LiveWire MC2 is engaged in the development, marketing, sale, and distribution of a multi-functional soft chew. There are 5 market segments targeted to specific lifestyles and consumer demands:

1) Energy Supplements – Ingredients such as caffeine, B-vitamins, ginseng
2) Health and Beauty – Anti-oxidants, Relaxation
3) Sports Hydration – Carbohydrates and Electrolytes
4) Private label
5) Other – Additional opportunities as they are identified

In basic form the chew provides a palatable, multi-functional delivery system allowing us to load a variety of functional ingredients to suit our marketing and product objectives. LiveWire has worked with our contract manufacturer to develop a flash thermal process that greatly improves mouth feel and consumer experience.

New development does not require a material amount of company resources. All raw materials are sourced from existing supplier inventories. In the case a supplier ceases to offer the needed raw materials we require, we would either secure an alternate source or acquire the ability to produce the raw.

Industry:

Energy Chews – The Next Evolution in the Energy Supplement Category

The global market for sports nutrition products should reach $91.8 billion by 2013.  Sports food currently represents the second-largest market segment, and should reach $2.5 billion in 2013.  Source: BCC Research.  The US has the world’s largest market for sports performance and energy products by some distance. In 2010, market value was worth an estimated US $17.73B, equivalent to 42% of the global total.”  Source: Leatherhead Food Research.

The energy food category, now ranging from candy-like offerings to gluten-free, organic, vegan bars, keeping even health obsessed athletes satisfied, has grown massively over the past several years, thanks mostly to an ever evolving product mix.  According to data from Leisure Trends Group’s Outdoor RetailTRAK, energy food has developed into a $30M category for the outdoor industry with dollar sales growing 20 percent over the past 12 months (Nov ’09 through Oct ’10). (Sports Insight Jan/Feb 2011).

The Energy Food category has seen dollar sales growing at 20 percent over the last 12 months. In just two years, sales of energy chews grew 168 percent. Chew sales grew 43 percent in RY ’10 while energy bars, still the category’s volume leader, grew 13 percent during the same period. (Sports Insight Jan/Feb 2011).

Energy chews are the next natural extension in the explosive energy drink and energy shot market by providing a convenient and portable alternative. Typically wrapped in foil and weighing in at a mere 6 grams, energy chews resemble a small piece of candy (i.e. Starburst) and are formulated with functional ingredients such as B-vitamins, caffeine, and other energy boosters. Energy chews are not gum; they dissolve quickly in your mouth and are ideal for anyone who wants an energy boost within reach anytime, anywhere.

Consumers have mainly been limited to hot coffee or cold energy drinks when looking for their daily pick-me-up or a quick boost before sports or exercise. But there are many times when a beverage just isn’t a viable option because heating and cooling are not convenient and the desire to keep restroom visits to a minimum is a priority. By eliminating all the liquid and any need for refrigeration or heating, energy chews seem to provide the optimal combination of convenience and portability. Long-haul truckers report, “less liquid in, equals less liquid out and fewer stops.” LiveWire is poised to tap into the 150 million coffee drinkers looking for a daily boost. According to the National Coffee Association and Specialty Coffee Association of America, more than 150 million Americans (18 and older) drink coffee on a daily basis.

Although research indicates significant overlap with the energy drink category, industry insiders believe that energy chews may appeal to an even larger group of consumers. We’ve seen retailers continue to search for additional ways to satisfy the consumers evolving demands for better energy products, and energy chews seem to offer them the opportunity to do so without sacrificing valuable cooler space.  The energy supplement category was initially targeted towards athletes looking for ergogenic aids (performance enhancers), but has expanded well beyond this niche market. The popularity of energy supplement drinks among the younger generation is evidenced by 34% of 18 to 24 year olds being regular energy supplement drink users (Mintel 2009). Another report found that about one-half of college students consumed at least 1 energy drink supplement per month to increase energy levels (Institute of Food Technologist 2010 and Miller 2008).

The energy supplement category has excelled where many other functional food categories have found only niche-level success because it has delivered a very real benefit to a very real market need – namely giving an increase sense of energy and wellbeing to a fatigued society. It has quickly broached the mainstream, being purchased from teens to octogenarians in markets the world over.

As one of the fastest growing segments in the energy category in 2011, energy chews offer the retailer highly sought-after incremental sales by acting as an add-on purchase and is poised to become a category all its own. We’ve seen energy drinks appeal to young audiences and extreme sports enthusiasts, while energy shots are targeted more towards the typical office worker, but energy chews could be the overall winning formula in this new market segment appealing to the broadest range of consumers.

From the retailer’s perspective, energy chews have many advantages including their small size, flexibility to be placed anywhere in the store, no need for refrigeration, and their price point. For example, we’ve seen LiveWire Energy chews offered at $1.19 for two chews at all Casey’s General Stores throughout the Midwest as compared to drinks and shots priced between $2.00 and $3.00 each. And one LiveWire chew is equivalent to an 8 oz energy drink or an energy shot, so the savings are significant and the result is that consumers typically buy multiple chews at one time.

Strategically, the convenience store was established as the first wave of distribution for the category with the number of stores in the U.S. topping 146,300 as of December 31, 2010 (NACS/Neilson TDLinx 2011 Convenience Industry Store Count). The convenience channel is ideal because it offers speed of service to time-starved consumers who want to get in and out of the store quickly.

•           37% of respondents to a c-store study said they purchase energy/nutrition bars 2 to 3 times a week or more (c-store study, September 2004)

•           25% percent of c-store shoppers bought a snack where energy was the primary reason for the purchase.

Marketers of foods and beverages are constantly finding new ways to enhance their products with the addition of functional ingredients, to which they're finding an increasingly accepting and willing audience. Functional foods are one of the fastest growing categories of food products in the United States and consumers in the 18 – 29 year old age group are the major consumers of functional vitamin-fortified food and beverages, and energy, sports and weight-loss supplements.  The consumption of these products creates substantial future growth potential for innovative supplement extensions as these consumer groups age.

The U.S. alone represents one-third of the global nutrition market, and functional food sales are projected to exceed $30 billion by the end of the decade.  The following Top-5 Convenience Store Wholesalers represent over 100,000 deliveries per week.

1.	McLane Grocery Distribution	40,000 (locations served)
2.	Core-Mark Holding Co.	21,000
3.	Eby-Brown Co.	13,500
4.	H.T. Hackney Co.	25,000
5.	GSC Enterprises Inc	8,000

Overall, the US is anticipated to become the largest consumer in the energy supplement market by 2013.  New offerings are critical for growth and currently the energy drink market is saturated and cooler shelf space is limited. Functional foods in the energy category are wide open.  Energy chews are there to capture a large share.

Market Potential for Energy Chews

• Energy category is mature and still growing
• Most major energy drinks have shown increase in sales comparing 2008 to 2007 (1)
• 774% Increase in energy production from 2001 thru 2008 (2)
• Sports Drink volume first decline in production occurred in 2008 (2)
• Functional Beverage showed first decline in sales in 2008 (5%) since 2004
• Energy drinks are perceived as expensive
• Energy “Shots” established a convenience niche

Characteristics of Energy Supplement Users:

• Uses products to help improve their sense of wellbeing
• Uses products to help gain and edge or advantage
• Exercises at least one time per week
• Weekend Warrior – Participate in outdoor activities
• Higher rate of risk taking
• Success and winning are important goals
• Keener sense of adventure
• Important to be attractive to opposite sex
• Like to do unconventional things

Reasons for using Energy Supplements:

• Energy Boost
• Mental Alertness
• Health & Nutrition
• Weight Management
• Social status

Sources:
1. Infoscan R3eviews Information Resources US F/D/MX (Supermarkets, Drugstores, Mass Merchandise Outlets,
Excluding Walmart) Ending Dec 2008
2. Beverage Marketing Corp

Competitor Matrix

Name	Company	Serving Size	Caffeine per Serving	Calories per Serving	Sugar per Serving

Chews
LiveWire Energy	LiveWire Ergogenics	1 chew	100mg	15	4g
FRS Healthy Energy	FRS	2 chews	20mg	40	6g
Buzz Bites	Vroom Foods	1 chew	100mg	25	3g
Honey Stinger	EN-R-G Foods Inc	10 chews	32mg	160	24g
Clif Bloks	Clif Bar	3 pcs	50mg	100	12g
Hi Octane	ToGo Brands	1 chew	80 - 100mg	20	3g
Gu Chomps	GU Energy Labs	4 pcs	0 mg	90	11g

Drinks
Red Bull	Red Bull GBh	8.3 fl oz	80mg	110	27 g
Monster	Hansen's	8 fl oz	80mg	100	27g
5-Hour Energy	Living Essentials	2 fl oz	138mg	4	0g

Marketing Strategy:

Our marketing objectives include building awareness for the LiveWire brand and products, stimulate trial, build repeat purchase, build brand loyalty, support LiveWire brand and brand attributes. The company will constantly explore products that support the LiveWire mission and continuously measure and optimize metrics that contribute to LiveWire’s success.

Strategies include, recognizing key lifestyle and psychographic drivers that contribute interest acceptance and purchase of LiveWire Energy chews. The company reaches out to the consumer in the environment in which they are most receptive such as: social media, action sports, concerts, and additional targeted active lifestyle events.

Our core target audience includes 18-34 year old male (70%) and females (30%). These individuals are active, athletic, daring, adventurous, multi-taskers, and young at heart.  We currently plan to reach our target audience through media outlets such as television, social media, website marketing, and strategic billboard placement. We also focus on local area retail marketing, college marketing, product sampling, athlete support, sponsorship, special events, endorsements, public relations and branded vehicles as part of our strategic marketing mix.

Orders:

LiveWire produces and ships all orders utilizing just-in-time inventory processes and currently has no backlogs.

Employees:

Currently we have three employees. We also utilize a network of independent brokers and distributors as well as specialized consultants.  The company anticipates an office staff of 5 that include clerical, operations, administrative and customer service.

Properties:

No current plans to acquire property or equipment.   At present, we rent a small office located at 1260 North Hancock Street, Suite 105, Anaheim, CA 92807 under a month to month agreement, and a warehouse located at 1747 S Douglass Rd, Suite C, Anaheim CA 92806 under a 1 year lease.

Copyrights and Trade Secrets

The Company’s products are not patented but the formulations are protected trade secrets. We will protect our brand and image to the extent the law provides through trademark notifications. We are not reliant on heavy R&D and the costs associated with those efforts. Because of our close relationship with our contract manufacturer, our research and development costs are kept low and built into the cost of product.

Material Regulation

The FDA categorizes LiveWire Energy and similar products as “dietary supplements.” All dietary supplements must comply with DSHEA (Dietary Supplement Health and Education Act) regulations for manufacturing practices, labeling, and must use approved ingredients the FDA categorizes as GRAS (Generally Recognized as Safe). As long as a dietary supplement contains GRAS ingredients, the FDA does not require testing and approval. LiveWire Energy contains safe levels of vitamins, caffeine, taurine, and other nutrients recognized as safe by the FDA.

Subsidiaries

The Company owns 100% of LIVEWIRE MC2, LLC, a California limited liability company, (“LVWR”).  LVWR is the operating subsidiary.

Material events

The Company will explore and entertain mergers and acquisitions as part of a strategic growth strategy within the industry.  At present, management is not aware of or pursing a specific company for a business combination.

Projections

The company had gross revenues of approximately $150,000 during the year ended December 31, 2010.  Between January 1, 2011 and August 31, 2011, the Company’s gross revenues have exceeded $350,000.

Consequences of delays

The Company is seeking growth capital of $250,000 to $1,000,000 during the next 12 months.  If outside funds are not obtained through the sale of securities or other financing arrangements, the Company’s revenue will be limited.

Item 1A - RISK FACTORS

Management of the Company intends for the Company and its wholly owned subsidiary LIVEWIRE MC2, LLC, a California limited liability company, (“LVWR”) to become a profitable entity with its focus on providing Chewable Energy Supplements and other functional foods as determined by needs.  The risks and uncertainties described below are not the only ones faced. Additional risks and uncertainties not known to the Company or ones known now, but believed to be less significant could also impair the business. If any of the following risks actually occur, the business, financial condition or operating results could be negatively affected.  Among other things, consider the following:

THE COMPANY IS SUBJECT TO THE RISKS INHERENT IN THE CREATION OF A NEW BUSINESS.

The Company is subject to substantially all the risks inherent in the creation of a new business. As a result of its small size and capitalization and limited operating history, the Company is particularly susceptible to adverse effects of changing economic conditions and consumer tastes, competition, and other contingencies or events beyond the control of the Company. It may be more difficult for the Company to prepare for and respond to these types of risks and the risks described elsewhere than for a company with an established business and operating cash flow.

OUR REVENUE GROWTH RATE DEPENDS PRIMARILY ON OUR ABILITY TO EXECUTE OUR BUSINESS PLAN.

We may not be able to adequately generate and adhere to the goals, objectives, strategies and tasks as defined in our business plan.

ANY FAILURE TO MAINTAIN ADEQUATE GENERAL LIABILITY, COMMERCIAL, AND SERVICE LIABILITY INSURANCE COULD SUBJECT US TO SIGNIFICANT LOSSES OF INCOME.

Any general, commercial and/or service liability claims will have a material adverse effect on our financial condition.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS.

We will compete with many well-established companies such as FRS Healthy Energy, ToGo Brands, Clif Bar, GU Energy Labs, and EN-R-G Foods Inc. Indirect competitors include Red Bull, Monster, and 5-Hour Energy. Aggressive pricing by our competitors or the entrance of new competitors into our markets could reduce our revenue and profit margins.

LIMITED OPERATING HISTORY, INITIAL OPERATING LOSSES.

The Company is presently a development stage Company with limited operating history and only nominal capital. Additionally, though the Management Team has varied and extensive business backgrounds and technical expertise, they have little substantive prior working running energy chew operations.  Because of the limited operating history, it is very difficult to evaluate the business and the future prospects. The Company will encounter risks and difficulties.  If objectives are not achieved, the Company may not realize sufficient revenues or net income to succeed.

THE COMPANY MAY USE MORE CASH THAN GENERATED.

The company anticipates using standard financing models and credit facilities.  The Company may experience negative operating cash flows for the foreseeable future. The Company may need to raise additional capital in the future to meet the operating and investing cash requirements. The Company may not be able to find additional financing, if required, on favorable terms or at all. If additional funds are raised through the issuance of equity, equity-related or debt securities, these securities may have rights, preferences or privileges senior to those of the rights of the common stock holders who may experience additional dilution to their equity ownership.

NO ASSURANCE OF PROFITABILITY.

The Company has generated revenues from operations.  There can be no assurance that the Company will be profitable.

DEPENDENCE ON MANAGEMENT.

The Company will rapidly and significantly expand its operations and anticipates that significant expansion of its operations, including administrative facilities, will continue to be required in order to address potential market opportunities. The rapid growth will place, and is expected to continue to place, a significant strain on the Company’s management, operational, and financial resources. The Company's success is principally dependent on its current management personnel for the operation of its business.

THE COMPANY MUST HIRE EXPERIENCED PERSONNEL, ACQUIRE EQUIPMENT AND EXPAND FACILITIES IN ANTICIPATION OF INCREASED BUSINESS.

The Company may not be able to hire or retain qualified staff. If qualified and skilled staff are not attracted and retained, growth of the business may be limited. The ability to provide high quality service will depend on attracting and retaining educated staff, as well as professional experiences that is relevant to our market, including for marketing, technology and general experience in (manufacturing energy supplements). There will be competition for personnel with these skill sets. Some technical job categories may experience severe shortages in the United States.

FAILURE TO MANAGE THE GROWTH COULD REDUCE REVENUES OR NET INCOME.

Rapid expansion strains infrastructure, management, internal controls and financial systems. The Company may not be able to effectively manage the growth or expansion. To support growth, the Company plans to hire new employees. This growth may also strain the Company’s ability to integrate and properly train these new employees. Inadequate integration and training of employees may result in underutilization of the workforce and may reduce revenues or net income.

THE COMPANY MAY ACQUIRE OTHER BUSINESSES OR PRODCUTS SUITABLE FOR THE COMPANY’S PLANNED EXPANSION; IF THIS HAPPENS, THE COMPANY MAY BE UNABLE TO INTEGRATE THEM INTO THE EXISTING BUSINESS, AND/OR MAY IMPAIR OUR FINANCIAL PERFORMANCE.

If appropriate opportunities present themselves, the Company may acquire businesses, technologies, services or products that are believed to be strategically viable. There are currently no understandings, commitments or agreements with respect to any acquisition, aside from acquiring the necessary equipment to begin operations.

FUTURE GOVERNMENT REGULATION MAY ADD TO OPERATING COSTS.

The Company operates in an environment of uncertainty as to potential government regulation via (energy supplement manufacturing).  We believe that we are not subject to direct regulation, other than regulations applicable to businesses generally. Laws and regulations may be introduced and court decisions may affect our business.  Any future regulation may have a negative impact on the business by restricting the method of operation or imposing additional costs.

NOTE: In addition to the above risks, businesses are often subject to risks not foreseen or fully appreciated by the management.  Potential Investors should keep in mind other potential risks that could be important, although not mentioned or anticipated.

Item 2 - Financial Information

Exhibit 99.1 to this report contains (i) the Report of Independent Registered Public Accounting Firm; (ii) the audited balance sheet of LiveWire MC2, LLC as of December 31, 2010 and 2009 and the related statements of operations, of stockholders’ equity and of cash flows for the years then ended; (iii) the unaudited balance sheet of LiveWire MC2, LLC as of the periods ending March 31, 2011 and 2010 and the related statements of operations, of stockholders’ equity and of cash flows for the periods then ended; and (iv) the unaudited balance sheet of LiveWire MC2, LLC as of the periods ending June 30, 2011 and 2010 and the related statements of operations, of stockholders’ equity and of cash flows for the periods then ended.

Item 3 – Properties

At present, we rent a small office located at 1260 North Hancock Street, Suite 105, Anaheim, CA 92807 under a month to month agreement, and a warehouse located at 1747 S Douglass Rd, Suite C, Anaheim CA 92806 under a 1 year lease.

Item 4 - Security Ownership of Certain Beneficial Owners and Management

The following alphabetical table sets forth the ownership, as of August 31, 2011, of our Common Stock by each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, each of our directors and executive officers; and all of our directors and executive officers as a group.  The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth below, applicable percentages are based upon 49,933,529 shares of Common Stock outstanding as of August 31, 2011.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percentage
Bill Hodson, Board Member, Chief Executive Officer, Treasurer	Common Stock	9,429,000	19%
Brad J. Nichols, Board Member, President, Chief Operating Officer	Common Stock	9,729,000	19%
Richard O. Weed, Board Member, Corporate Secretary	Common Stock	1,600,000	3%

Item 5 - Directors and Executive Officers Executive Officers and Directors

Below are the names and certain information regarding our executive officers and directors.

Name	Age	Position
Bill Hodson	45	Board Member, Chief Executive Officer, Treasurer
Brad J. Nichols	47	Board Member, President, Chief Operating Officer
Richard O. Weed	49	Board Member, Corporate Secretary

Set forth below is a biographical description of our executive officers and directors based on information supplied by each of them.

Bill J. Hodson, age 45, Director, Chief Executive Officer, Treasurer.

Bill J. Hodson is Chief Executive Officer of LiveWire Ergogenics, Inc and a member of its Board of Directors. Mr. Hodson is responsible for the strategic direction of the firm's branding, sales and marketing strategies. He co-founded the company with Mr. Brad Nichols after identifying a unique “edible” delivery system for active ingredients in the supplemental nutritional marketplace. Mr. Hodson has detailed insights regarding development and implementation of the company’s innovative product strategy.

Previously, he was Executive Vice President of LiveWire Sports Group from September 2003 until May 2008. Hodson was responsible for overseeing all of LWSG’s operations, which included the launch of several sports publications and one of the country’s largest sports consumer expos.

Prior to LiveWire, he served as Sales Director for Winn Golf Grips and was responsible for building the company’s national sales force and launch of what is now considered the top golf grip in the industry.

Most notably, Mr. Hodson has been credited with the launch a popular kids’ game called “pogs” on mainland USA. The game originated in Hawaii, and Hodson seized the opportunity to capitalize on an untapped market in Southern California. His small operation exploded into an international phenomenon in just a few short years.

Mr. Hodson began his professional career in the securities industry as a stockbroker specializing in early stage nutracuetical and biotechnology companies.

Brad J. Nichols, age 47, Director, President, Chief Operating Officer.

Brad J. Nichols is President and Chief Operating Officer of LiveWire Ergogenics, Inc and a member of the Board of Directors. Mr. Nichols is responsible for the day-to-day management of the business operations. He co-founded the company with Mr. Bill Hodson and brings a solid business background as well as creative vision in product development and supplier management. Mr. Nichols is a highly influential cross-functional leader, and has helped the company achieve superior levels of financial and operational performance.

Prior to LiveWire Ergogenics, Mr. Nichols founded and grew LiveWire Creative Services into a multi-million dollar vertical market graphics and proposal support company specializing in the aerospace industry. In, 2009 Mr. Nichols turned over the reigns to Ms. Dianne Nichols and continues to provide strategic direction.

Previously, Mr. Nichols was Executive Vice President of Industrial Publications and Graphics, Inc. He managed the daily operations and client services for this successful technical services company, doubling their revenues within the first 2 years of taking over that position.
Mr. Nichols earned a Bachelor of Arts degree in Economics from the University of California at Davis.

Richard O. Weed, age 49, Board Member and Secretary.

On December 10, 2009, Richard O. Weed was appointed President, Principal Executive Officer, Chief Financial Officer, Secretary and sole member of the Board of Directors.  Following the appointment of Bill Hodson as Chief Executive Officer and Treasurer on August 31, 2011, Mr. Weed remains on the Board of Directors and serves as Secretary.  For the past 10 years, Mr. Weed has been a partner in Weed & Co. LLP, Newport Beach, CA, a law firm that provides advice on capital formation and business strategy, including litigation. He received a B.B.A. degree from the University of Texas at Austin in 1984, a Juris Doctor degree from St. Mary's University School of Law in 1987 and an M.B.A degree from the University of Southern California in 1992. In addition, Mr. Weed was an Adjunct Professor of Law at Western State University College of Law, Irvine, California from 1994-1996 and an Adjunct Professor of Business at DeVry Institute of Technology, Long Beach, California in 1997. He is currently a member of the State Bar of California and State Bar of Texas. Mr. Weed serves as an officer and director of Focus Gold Corporation and Endeavor Power Corp.

Significant Employees

We have no significant employees other than the executive officers described above.

Family Relationships

There are no familial relationships among any of our officers and directors.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter, or control person of our company has, during the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) had any bankruptcy petition been filed by or against any business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company is not aware of any reporting person that failed to file on a timely basis, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of one or more members, but not more than nine, with the exact number to be fixed by our shareholders or our Board of Directors. Each director serves for a term that expires at the next regular meeting of the shareholders or until his successor is elected and qualified. We currently have three directors, Bill J. Hodson, Brad J. Nichols, and Richard O. Weed.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. We do not have an audit committee “financial expert.” Our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” Our determination of independence of directors is made using the definition of “independent director” contained in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”) , even though such definitions do not currently apply to us because we are not listed on NASDAQ. We have determined that none of our directors currently meet the definition of “independent” as within the meaning of such rules as a result of their current positions as our executive officers.

Stockholder Communications with the Board

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

Code of Ethics

We have adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-K of the Securities Exchange Act of 1934. The Code of Ethics applies to directors and senior officers, such as the principal executive officer, principal financial officer, controller, and persons performing similar functions.

Item 6 - Executive Compensation

Mr. Hodson, Director, Chief Executive Officer, and Treasurer, has a written five year Employment Agreement with the Company.  Mr. Hodson receives base salary of $260,000 per year.  The Employment Agreement contains provisions for an increase to $400,000 per year depending upon certain operating milestones for the Company.

Mr. Nichols, Director, Chief Operating Officer, and President, has a written five year Employment Agreement with the Company.  Mr. Nichols receives base salary of $260,000 per year.  The Employment Agreement contains provisions for an increase to $400,000 per year depending upon certain operating milestones for the Company.

Mr. Weed, Director and Corporate Secretary, is a partner with Weed & Co. LLP.  Weed & Co. LLP has a written fee agreement to perform legal services.  Under the fee agreement, Weed & Co. LLP receives a fixed fee of $10,000 per month.  Further, Mr. Weed receives $1,500 per month for serving as Corporate Secretary.

Item 7 - Certain Relationships and Related Transactions, and Director Independence

Except as indicated below, there were no material transactions, or series of similar transactions, since inception of the Company and during its current fiscal period, or any currently proposed transactions, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $60,000, and in which any director or executive officer, or any security holder who is known by the Company to own of record or beneficially more than 5% of any class of the Company's common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

Mr. Hodson, Director, Chief Executive Officer, and Treasurer, has a written five year Employment Agreement with the Company.  Mr. Hodson receives base salary of $260,000 per year.  The Employment Agreement contains provisions for an increase to $400,000 per year depending upon certain operating milestones for the Company.

Mr. Nichols, Director, Chief Operating Officer,  and President, has a written five year Employment Agreement with the Company.  Mr. Nichols receives base salary of $260,000 per year.  The Employment Agreement contains provisions for an increase to $400,000 per year depending upon certain operating milestones for the Company.

Mr. Weed, Director and Corporate Secretary, is a partner with Weed & Co. LLP.  Weed & Co. LLP has a written fee agreement to perform legal services.  Under the fee agreement, Weed & Co. LLP receives a fixed fee of $10,000 per month.  Further, Mr. Weed receives $1,500 per month for serving as Corporate Secretary.  On July 19, 2011, the Company issued 1,000,000 shares of the newly created Series A Preferred Stock to Weed & Co. LLP in exchange for a $100,000 reduction of the outstanding accounts payable, being the equivalent of One Cent ($0.1) per share of Series A Preferred Stock.

Item 8 - Legal Proceedings

The Company is not a party to any legal proceeding.

Item 9 - Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

Our common stock has the trading symbol SFBL.  At present, our common stock is not eligible for the clearing and custody services of the Depository Trust Company.  We are working to correct this situation.  On May 5th and 6th, 2011, there were 105,000 shares of our common stock traded on the OTC market at prices between $.15 - $.20 per share.  There has been no active trading in the Company’s securities. As a result of the thin trading in the Company’s stock, the Company believes that the price at which the Company’s stock may trade on a given day does not necessarily represent fair value.

Holders

We had 51 stockholders of record of our common stock as of August 31, 2011, including shares held in street name.

Dividends

We have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, general economic conditions and other pertinent factors. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

Securities Authorized For Issuance under Equity Compensation Plans

We do not have any compensation plan under which equity securities are authorized for issuance.

Item 10 - Recent Sales of Unregistered Securities

In May 2011, the Company sold 15,000,000 shares of common stock at par value of $0.001 for total proceeds of $15,000.  There was no general solicitation, no advertisement, and resale restrictions were imposed by placing a Rule 144 legend on the certificates.  The persons who received securities have such knowledge in business and financial matters that he/she/it is capable of evaluating the merits and risks of the transaction.  This transaction was exempt from registration under the Securities Act of 1933, based upon Section 4(2) for transactions by the issuer not involving any public offering.

Item 11 - Description of Registrant’s Securities

General

Our Articles of Incorporation authorize the issuance of One Hundred Million (100,000,000) shares of common stock, $.0001 par value per share and Ten Million (10,000,000) shares of preferred stock, $.0001 par value per share. Further, the classes or series may have such voting powers (full, limited, extra, or none), such preferences, relative rights, and qualifications, limitations or restrictions as stated in the resolutions adopted by the board of directors.

Common Stock

Upon the closing of the Purchase Agreement with the Selling Members of LIVEWIRE MC2, LLC, a California limited liability company, (“LVWR”), we have 49,933,529 shares of common stock outstanding.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights and each holder is entitled to one vote for each director vacancy being filled. Directors are elected by a plurality of the votes cast in the election of directors. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Except as otherwise expressly provided by the laws of the State of Nevada, or by the Articles of Incorporation, at any and all meetings of the stockholders of the Company, for a quorum, there must be present, either in person or by proxy, stockholders owning a majority of the issued and outstanding shares of the capital stock of the Company entitled to vote at the meeting. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share equally in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share of common stock entitles its holder to participate pro rata in all assets that remain after payment of liabilities.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Preferred Stock

The Company’s Articles of Incorporation authorizes Ten Million (10,000,000) shares of $.0001 par value preferred stock and states the board by resolution only and without further action or approval, may cause the Corporation to issue one or more classes or one or more series of preferred stock within any class thereof and which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the board of directors, and to fix the number of shares constituting any classes or series and to increase or decrease the number of shares of any such class or series.

The Company’s directors on July 19, 2011 adopted resolutions determining the Designations, Rights and Preferences of the Series A Preferred Stock consisting of One Million (1,000,000) shares.  The Series A Preferred Stock is senior to the common stock and all other shares of Preferred Stock that may be later authorized.  Each outstanding share of Series A Preferred Stock has One Thousand (1,000) votes on all matters submitted to the stockholders and votes with the common stock on all matters.  The Series A Preferred Stock voting separately as a class has the right to elect three persons to serve on the board of directors.  The shares of Series A Preferred (i) do not have a liquidation preference; (ii) do not accrue, earn, or participate in any dividends; and (iii) are not subject to redemption by the Corporation.

After December 31, 2012, each outstanding share of Series A Preferred Stock may be converted, at the option of the owner, into fifty (50) shares of the Company's common stock; provided however, that no conversion shall be permitted unless (i) the Company's common stock is quoted for public trading in the United States or other international securities market and (ii) the Company's market capitalization (i.e., the number of issued and outstanding shares of common stock multiplied by the daily closing price) has exceeded Fifty Million Dollars ($50,000,000) for 90 consecutive trading days.

In addition to any other rights provided by law, the Company shall not, without first obtaining the affirmative vote or written consent of the holders of ninety percent (90%) of the outstanding shares of Series A Preferred Stock, do any of the following:

•
take any action which would either alter, change or affect the rights, preferences, privileges or restrictions of the Series A Preferred or increase the number of shares of such series authorized hereby or designate any other series of Preferred Stock;

•	increase the size of any equity incentive plan(s) or arrangements;

•	make fundamental changes to the business of the Company;

•	make any changes to the terms of the Series A Preferred or to the Company’s Articles of Incorporation or Bylaws, including by designation of any stock;

•
create any new class of shares having preferences over or being on a parity with the Series A Preferred as to dividends or assets, unless the purpose of creation of such class is, and the proceeds to be derived from the sale and issuance thereof are to be used for, the retirement of all Series A Preferred then outstanding;

•	make any change in the number of authorized directors, currently five (5);

•	repurchase any of the Company's Common Stock;

•
sell, convey or otherwise dispose of, or create or incur any mortgage, lien, charge or encumbrance on or security interest in or pledge of, or sell and leaseback, all or substantially all of the property or business of the Company or more than 50% of the stock of the Company;

•	make any payment of dividends or other distributions or any redemption or repurchase of stock or options or warrants to purchase stock of the Company; or

•	make any sales of additional Preferred Stock.

No share or shares of Series A Preferred acquired by the Company by reason of conversion or otherwise shall be reissued as Series A Preferred, and all such shares thereafter shall be returned to the status of undesignated and unissued shares of Preferred Stock of the Company.

On July 19, 2011, the Company issued 1,000,000 shares of the newly created Series A Preferred Stock to Weed & Co. LLP, or its designee, in exchange for a $100,000 reduction of the outstanding accounts payable, being the equivalent of One Cent ($0.1) per share of Series A Preferred Stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Transfer Agent

Our transfer agent is Continental Stock Transfer & Trust Co., 17 Battery Place, New York NY 10004. Tel: (212) 845-3218 and Fax: (212) 616-7615

Item 12 - Indemnification of Directors and Officers

As permitted by Section 78.7502 of the Nevada Revised Statutes, Article VII of the Company’s Bylaws indemnifies any officer, director or control person of the Company from liability, thereby making the Company responsible for any expenses or damages incurred by such officer, director or control person in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

The full text of Article VII of the bylaws of the Company is as follows:

“Section 5. Indemnification.

“(a) The Corporation shall indemnify any person who was, or is threatened to be made, a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director, officer, employee or agent of the Corporation, or (ii) while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or similar functionary of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under the Revised Statutes of the State of Nevada, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article VII is in effect. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement or otherwise.

“(b) As used herein, the term “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding.

“(c) A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (ii) for the payment of distributions in violation of the Revised Statutes of the State of Nevada. Any repeal or amendment of this Article VII by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director or officer of the Corporation is not personally liable as set forth in the foregoing provisions of this Article VII, a director or officer shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including, without limitation, any subsequent amendment to the Revised Statutes of the State of Nevada.”

We expect that each member of the Company’s board of directors and each officer of the Company (each such individual, an “Indemnitee”) may enter into an indemnification agreement (the “Indemnification Agreement”) with the Company, pursuant to which the Company will indemnify Indemnitee for, and hold Indemnitee harmless from and against, any Losses or Expenses (as such terms are defined in the Indemnification Agreement) at any time incurred by or assessed against Indemnitee arising out of or in connection with the service of Indemnitee as a director, advisory director, Board Committee member, officer, employee or agent of the Company or an affiliate, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as an Officer or Director of the Company or of an affiliate, to the fullest extent permitted by law.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (“the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 13 - Financial Statements and Supplementary Data.

The audited financial statements of LIVEWIRE MC2, LLC, a California limited liability company, (“LVWR”) for the year ended December 31, 2010 and the interim unaudited financial statements of LVWR for the periods ended March 31, 2011 and June 30, 2011 are included as Exhibit 99.1

Item 14 - Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

None.  Sherb & Co., LLP has served as the Company’s auditor since 2008.

Item 3.02 Unregistered Sales of Equity Securities.

As part of the closing under the Purchase Agreement dated June 24, 2011, pursuant to which the Company acquired 100% of LIVEWIRE MC2, LLC, a California limited liability company, (“LVWR”), the Company issued 30,000,000 shares of its common stock to the 9 selling members of LVWR.  There was no general solicitation, no advertisement, and resale restrictions were imposed by placing a Rule 144 legend on the certificates for the securities.  The persons that received securities have such knowledge in business and financial matters that he/she/it are capable of evaluating the merits and risks of the transaction.  The offer and sale of these securities was made pursuant to the exemption from registration provided by Section 4(2) promulgated under the U.S. Securities Act of 1933, as amended.

Item 5.01 Changes in Control of Registrant

As explained more fully in Item 2.01, on June 11, 2010, the Company acquired 100% of LIVEWIRE MC2, LLC, a California limited liability company, (“LVWR”), the Company issued 30,000,000 shares of its common stock to the 9 selling members of LVWR.  Bill Hodson and Brad Nichols became members of the Company’s board of directors and became officers of the Company.

As previously disclosed in the Form 8-K filed December 10, 2009, Richard O. Weed was elected to the Board of Directors by the stockholders holding a majority of the voting power of the corporation.  Thereafter, Mr. Weed was appointed as President, Secretary and Treasurer of the Company. Mr. Weed remains as Secretary and a director of the Company following the appointment of Bill J. Hodson as CEO, Treasurer, and Brad J. Nichols as President, COO.

Item 5.06 Change in Shell Company Status

The Company has ceased to be a shell company as a result of the Purchase Agreement with LIVEWIRE MC2, LLC, a California limited liability company, (“LVWR”) and the selling members of LVWR (“Selling Members”).  Full details regarding that transaction are provided in response to Items 1.01 and 2.01 of this current report.

Section 9 Financial Statement and Exhibits

Item 9.01 Financial Statement and Exhibits

3.1	Certificate of Designation of the Series A Preferred Stock
10.1	Purchase Agreement dated June 24, 2011
10.2	Fee Agreement with Weed & Co. LLP
10.3	Executive Employment Agreement – Brad Nichols
10.4	Executive Employment Agreement – Bill Hodson
99.1	Financial Statements of LIVEWIRE MC2, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SF Blu Vu, Inc.

Dated: September 2, 2011	By:	/s/Bill J. Hodson
Bill Hodson
Chief Executive Officer